Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-212348) pertaining to the Union Retirement Savings Plan of Fortive Company of our report dated May 31, 2017, with respect to the financial statements and schedule of the Fortive Union Retirement Savings Plan included in this Annual Report (Form 11-K) for the period from May 31, 2016 (inception) to December 31, 2016.

/s/ Ernst & Young LLP
Seattle, Washington
May 31, 2017